UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2007

AMERICAN REPUBLIC REALTY FUND I
(Exact Name of Registrant as Specified in Its Charter)

Wisconsin	0-11578	39-1421936
(State or other jurisdiction of organization)	(Commission File Number)	(IRS Employer Identification No.)

200 North Dallas Pkwy, Suite 100, Plano, Texas	75093-5994
(Address of principal executive offices)	(Zip Code)

(817) 836-8000
(Registrant's Telephone Number, Including Area Code)

NONE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁬ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁬ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁬ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁬ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 16, 2007, the Registrant entered into a purchase and sale agreement with Four Winds Holdings LLC, a Florida limited liability company, to sell the Registrant’s Four Winds Apartments Phase I and Phase II property located in Orange Park, Florida. The sale price of the property is $10,450,000, less (a) a credit in an amount not greater than $3,500 for the purchaser to obtain an updated survey and (b) a payment to the purchaser of $200,000 for reimbursement of the purchaser’s closing and due diligence costs and expenses and credit toward roof replacement. The Registrant is not making any representations and warranties relating to the property.

The purchaser has made a $50,000 earnest money payment and, if the agreement is not terminated by the end of the inspection period on March 30, 2007, the purchaser must make an additional earnest money payment of $100,000. The earnest money is non-refundable to the purchaser unless the Registrant does not own marketable title to the property, the updated survey depicts a materially adverse change from the prior survey, a materially adverse environmental condition exists on the property or the property is subject to material damage or condemnation.

In the event of damage to the property prior to closing by fire or other casualty in an amount of $100,000 or less, then the purchaser will be obligated to close the purchase and sale and receive an assignment of insurance proceeds and a credit against the purchase price of the insurance deductible amount. In the event of casualty damage of more than $100,000 or a condemnation of a material portion of the property, then the purchaser or the Registrant each has the option to terminate the agreement, and if neither terminates the agreement, then the purchase and sale of the property will close with the purchaser receiving an assignment of the insurance proceeds (and credit against the purchase price of the insurance deductible amount) or the condemnation award.

The agreement contains customary representations and covenants of the parties and proration at the closing of rents, taxes, utilities and operating expenses. The closing is scheduled on or before May 16, 2007, and may be extended by the purchaser for 30 days upon a non-refundable payment of $50,000 which will be applied to the purchase price. If the purchaser breaches the agreement or fails to close the purchase and sale, the Registrant’s exclusive remedy will be termination of the agreement and receipt of the purchaser’s earnest money. The Registrant will pay a brokerage commission fee of $155,000 at closing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2007
AMERICAN REPUBLIC REALTY FUND I

By:	/s/ Robert J. Werra
Robert J. Werra
General Partner